Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward,	Ruben Argueta
Chief Financial Officer	(858) 646-8023
(858) 552-7931	rargueta@quidel.com

QUIDEL REPORTS FIRST QUARTER 2012

FINANCIAL RESULTS

SAN DIEGO, April 25, 2012 (Marketwire) — Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions and cellular-based virology assays, announced today financial results for the first quarter ended March 31, 2012.

First Quarter 2012 and Recent Highlights:

•	Revenues were $38.0 million in the quarter as the company continues its investment in developing a robust product pipeline and commercial infrastructure.

•	Received CE Mark for AmpliVueTM C. difficile molecular assay.

•	Received CE Mark for Quidel Molecular Direct C. difficile Tox A/B assay.

•	Received CE Mark for Quidel Molecular RSV + hMPV assay.

•	Received 510(k) clearance from the United States FDA for Quidel Molecular Influenza A+B assay for use with Cepheid’s SmartCycler® instrument.

•	Received Clinical Laboratory Improvement Amendments (CLIA) waiver from the United States FDA for the Sofia® Fluorescent Immunoassay Analyzer and the Sofia Influenza A+B Fluorescent Immunoassay.

First Quarter 2012 Results

Total revenues for the first quarter of 2012 were $38.0 million as compared to $59.6 million in the first quarter of 2011. The decrease in revenues was driven by lower sales of infectious disease products primarily affected by a very mild respiratory disease season as compared to the same period last year.

Net income for the first quarter of 2012 was $0.05 million, or $0.00 per diluted share, compared to $11.4 million, or $0.35 per diluted share, for the first quarter of 2011. On a non-GAAP basis, excluding amortization of intangibles and stock compensation expense, net income for the first quarter of 2012 was $3.7 million, or $0.11 per diluted share, compared to $13.6 million, or $0.42 per diluted share, for the same period in 2011.

“While, not surprisingly, we were impacted in the quarter by a very mild cold and flu season and weak sales of related diagnostics, we continued to make significant progress in our aggressive efforts in other market segments to mitigate our historical flu-based volatility,” said Douglas Bryant, president and CEO of Quidel Corporation. “Through the quarter, new products in our pipeline progressed at a rapid pace, as evidenced by the number of regulatory approvals received in recent months, and we are excited by the positive response and by the opportunities for commercializing our molecular assays and our new Sofia Immunoassay system.”

Non-GAAP Financial Information

The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation and amortization of intangibles on earnings and net earnings per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings and adjusted net earnings per share information for the periods presented because it believes this enables a better comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information

Quidel management will host a conference call to discuss the first quarter results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial (866) 804-6923 or from outside the U.S. dial (857) 350-1669, and enter the passcode 22042976.

A live webcast of the call can be accessed at http://www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 7:00 p.m. Eastern Time (4:00 p.m. Pacific Time) today by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode 62684861.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Sofia® and Quidel Molecular brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit quidel.com and Diagnostic Hybrids at dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse regulatory actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), compliance with FDA and environmental regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our growth strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower than anticipated acceptance, sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Three months ended March 31, 2012				Three months ended March 31, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$37,960	$—		$37,960	$59,595	$—		$59,595
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	14,808	(2,216	)(2),(3)	12,592	20,043	(178	)(2)	$19,865
Research and development	8,504	(319	)(2)	8,185	7,460	(195	)(2)	7,265
Sales and marketing	6,536	(23	)(2)	6,513	6,255	(67	)(2)	6,188
General and administrative	5,924	(1,387	)(2)	4,537	6,113	(1,618	)(2)	4,495
Amortization of intangible assets from acquired businesses and technology	1,718	(1,718	)(3)	—	1,776	(1,776	)(3)	—

Total costs and expenses	37,490	(5,663)		31,827	41,647	(3,834)		37,813

Operating income	470	5,663		6,133	17,948	3,834		21,782
Interest expense	(407)	—		(407)	(655)	—		(655)
Interest income	18	—		18	52	—		52

Total other expense	(389)	—		(389)	(603)	—		(603)

Income before taxes	81	5,663		5,744	17,345	3,834		21,179
Provision for income taxes	30	1,992	(4)	2,022	5,897	1,685	(4)	7,582

Net income	$51	$3,671		$3,722	$11,448	$2,149		$13,597

Basic and diluted earnings per share	$0.00			$0.11	$0.35			$0.42
Weighted shares used in basic per share calculation	32,997			32,997	32,451			32,451
Weighted shares used in diluted per share calculation	33,504			33,504	32,708			32,708
Gross profit as a % of total revenues	61%			67%	66%			67%
Research and development as a % of total revenues	22%			22%	13%			12%
Sales and marketing as a % of total revenues	17%			17%	10%			10%
General and administrative as a % of total revenues	16%			12%	10%			8%

(1)	The Company reports Non-GAAP results which primarily excludes stock-based compensation and amortization of intangible assets to provide a supplemental comparison of the results of operations.
(2)	Add back stock-based compensation
(3)	Add back amortization of intangibles
(4)	The adjustments for the three months ended March 31, 2012 and 2011 are a result of applying the annual Non-GAAP effective tax rate of 35.2% and 35.8%, respectively, to pre-tax Non-GAAP income.

Condensed balance sheet data (in thousands):	3/31/12	12/31/11
Cash and cash equivalents	$21,555	$61,332
Accounts receivables	14,447	14,646
Inventory	16,206	14,654
Total assets	238,030	278,894
Long term debt	19,000	42,000
Stockholders’ equity	185,112	185,386

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